UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 8, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2025, Serina Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with certain investors (collectively, the "Investors") for a private placement of securities (the "Private Placement"). At the closing of the Private Placement, the Company will issue an aggregate of 962,250 shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 (the "Series A Preferred Stock"), at a purchase price of $5.18 per share of Series A Preferred Stock. The Company has received aggregate gross proceeds from the Private Placement of approximately $5 million.

Each share of Series A Preferred Stock is convertible into shares of the Company's common stock, par value ($0.0001 (the "Common Stock"), at a conversion price of $5.18 per share. The shares of Series A Preferred Stock shall be issued to the Investors, and any shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be issued, pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act.

The foregoing description is a summary and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 above and Item 5.03 below are incorporated by reference into this item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the "Certificate of Designations") with the Secretary of State of the State of Delaware, which became effective upon filing. A description of the material terms of the Series A Preferred Stock is below.

Ranking. With respect to (i) payment of dividends, (ii) distribution of assets and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any indebtedness of the Company.

“Junior Stock” means (i) the Common Stock and (ii) any other equity interest of the Company, in each case which by its terms ranks junior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series A Preferred Stock.

Dividends. The Series A Preferred Stock carries an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock. On March 31st of each year (or if March 31st of such year is not a business day, the first business day following such date) such dividends will be made as a payment in kind.

Voting Rights. Per each whole share of Series A Preferred Stock, the holders of Series A Preferred Stock will be entitled to cast the number of votes equal to the number of shares of Common Stock into which such holder's Series A Preferred Stock would be convertible into on the record date for the vote or consent of stockholders. The holders of Series A Preferred Stock will vote with the holders of the Common Stock as a single class and on an as-converted basis, except as provided by law.

Mandatory Conversion. All shares of Series A Preferred Stock will automatically convert into shares of Common Stock if (i) the volume weighted average price per share of Common Stock is greater than two times the then effective conversion price for ten trading days within any twenty consecutive trading days and (ii) upon the Company completing an underwritten offering or private placement of Common Stock resulting in gross cash proceeds to the Company of at least $20 million.

Optional Conversion. Holders of Series A Preferred Stock may convert all of their respective shares of Series C Preferred Stock into shares of Common Stock at any time.

Conversion Rate. The number of shares of Common Stock that each holder of Series A Preferred Stock will receive upon conversion of such holder’s shares of Series A Preferred Stock will be equal to the sum of (i) the quotient of the Stated Value of the shares of Series A Preferred Stock to be converted, which is $5.18 per share divided by the Conversion Price, which is initially $5.18 and (ii) any dividends accrued, but not yet issued, with respect to such shares of Series A Preferred Stock being converted. No fractional shares of Common Stock shall be issued upon the exercise of any conversion right. Any fractional shares of Common Stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

Adjustments. Holders of Series A Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Series A Preferred Stock Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 8, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that, the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, dated April 10, 2025
10.1	Securities Purchase Agreement, dated April 8, 2025
99.1	Press Release, dated April 8, 2025, issued by Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: April 14, 2025	By:	/s/ Steve Ledger
Chief Executive Officer